Cawley, Gillespie & Associates, Inc.
Petroleum Consultants
302 Fort Worth Club Building
306 West Seventh Street
Fort Worth, Texas 76102-4987
(817) 336-2461

January 16, 2013
Mr. Jon Luksch
Black Hills Gas Resources, Inc.
1515 Wynkoop Street, Suite 500
Denver, Colorado 80202

Re:    Evaluation Summary of All Interests for Black Hills Gas Exploration and Production, Inc and affiliates:
∙Black Hills Exploration and Production, Inc.
∙Black Hills Gas Resources, Inc.
∙Black Hills Plateau Production, LLC
Proved Reserves as of January 1, 2013

Dear Mr. Luksch:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to all interests of Black Hills Exploration and Production, Inc and its affiliates. Our reports, completed on January 16, 2013 and presented herein, were prepared for public disclosure by Black Hills Corporation in filings made with the Securities and Exchange Commission (SEC) in accordance with the disclosure requirements set forth in SEC regulations. The methods employed in estimating these reserves are outlined in the attached appendices. Attached are three reports summarizing the reserves for Black Hills Exploration and Production, Inc. and affiliates Black Hills Gas Resources, Inc. and Black Hills Plateau Production, LLC. The reserves are associated with conventional formations, tight gas sands, coal seams, and shales in the following states: New Mexico, Colorado, Wyoming, Montana, Oklahoma, Texas, North Dakota, and California.

The oil, condensate, gas and plant products prices utilized were average prices for the 12 months of 2011. The average was calculated using the posted first-day-of-the-month price for each month. Operating expenses and investments were supplied by Black Hills and were accepted as furnished. Neither expenses nor investments were escalated.

The proved reserve classifications conform to criteria of the Securities and Exchange Commission as defined in the Appendix. The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered and such changes could affect Black Hills' ability to recover the estimated reserves. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered,

Black Hills Gas Resources, Inc. Interests
January 16, 2013

the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts. The reserve estimates were based on interpretations of factual data furnished by Black Hills. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.

Cawley, Gillespie & Associates, Inc. is an independent petroleum engineering consulting firm. Our firm provides services throughout the world for many clients and has offices in Fort Worth, Houston and Austin. Many of our staff have professional accreditation in the form of registered or certified professional licenses (including the undersigned, TX No. 71055) or the equivalent from appropriate governmental authorities or self-regulating professional organizations. We have no affiliation with the Subject Company that would influence our estimates.

Black Hills Corporation makes periodic filings with the SEC under the Securities Exchange Act of 1934, as amended. Furthermore, Black Hills Corporation has certain registration statements filed with the SEC under the Securities Act of 1933, as amended, into which any subsequently filed Form 10-K is incorporated by reference. We have consented to the incorporation by reference in the registration statements on Form S-8 and Form S-3 of Black Hills Corporation of the references to our name as well as the references to our reports for Black Hills Corporation, which consent appears in the 2012 Annual Report on Form 10-K of Black Hills Corporation. Our written consent for such use is included as a separate exhibit to the Black Hills Corporation 2012 Annual Report on Form 10-K.

Our qualifications, work-papers, related data, and reference tables in the attached letters are available for inspection and review by authorized parties.

Respectfully submitted,

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

/s/ J. Zane Meekins
J. Zane Meekins, P.E.
Senior Vice President

JZM:rkf

Cawley, Gillespie & Associates, Inc.
Petroleum Consultants
302 Fort Worth Club Building
306 West Seventh Street
Fort Worth, Texas 76102-4987
(817) 336-2461

January 16, 2013

Mr. Jon Luksch
Black Hills Exploration and Production, Inc.
1515 Wynkoop Street, Suite 500
Denver, Colorado 80202

Re:	Evaluation Summary
Black Hills Exploration and Production, Inc. Interests
Proved Reserves
As of January 1, 2013
Dear Mr. Luksch:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to the Black Hills Exploration and Production, Inc. (“Black Hills”) interests. It is our understanding that the proved reserves estimated in this report constitute 100 percent of all proved reserves owned by Black Hills.

Composite reserve estimates and economic forecasts for the proved reserves are presented in the attached tables and are summarized below:

			Proved
		Proved	Developed
		Developed	Non-	Proved	Total
		Producing	Producing	Undeveloped	Proved
Net Reserves
Oil/Condensate	- Mbbl	3,828.6	78.1	187.3	4,094.0
Gas	- MMcf	17,420.2	822.8	280.6	18,523.5
Revenue
Oil/Condensate	- M$	326,830.4	6,716.5	15,605.9	349,152.8
Gas	- M$	44,104.3	1,836.9	575.1	46,516.3
Plant	- M$	26,031.9	0.0	0.0	26,031.9
Severance and
Ad Valorem Taxes	- M$	40,586.4	968.4	1,826.7	43,381.5
Operating Expenses	- M$	101,993.3	1,281.1	3,127.6	106,402.0
Investments	- M$	0.0	920.3	7,016.1	7,936.4
Operating Income (BFIT)	- M$	254,386.9	5,383.6	4,210.6	263,981.0
Discounted at 10.0%	- M$	122,350.5	1,661.0	448.1	124,459.6

The discounted value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc.

Black Hills Exploration and Production, Inc. Interests
January 16, 2013

The detailed forecasts of reserves and economics are presented in the attached tables. Tables I-Proved, I-PDP, I-PDNP and I-PUD are summaries of the reserves and associated economics by reserve category. Under tabs by reserve category, these tables are then presented along with corresponding Table II's, which are summaries of the ultimate recovery, gross and net reserves, ownership, revenue, expenses, investments, net income and discounted cash flows for the individual wells in each Table I. These tables are sorted by state and then lease/well name. Page 1 of the Appendix explains the type of data in these tables. The methods employed in estimating reserves are described in page 2 of the Appendix.

The oil, condensate, gas and plant products prices utilized were average prices for the 12 months of 2012. The average was calculated using the posted first-day-of-the-month price for each month. The resulting hydrocarbon pricing of $2.76 per MMBtu of gas and $94.71 per barrel of oil/condensate was applied without escalation. Basis differentials, contractual differentials, heating value adjustments and transportation/processing/gathering fees were supplied by Black Hills and applied to these prices by producing area. The average adjusted product prices were $2.51 per Mcf and $85.29 per barrel. Deductions were applied to the net gas volumes for fuel and shrinkage.

Operating expenses were supplied by Black Hills and were accepted as furnished. Operating cost components include direct operating expenses, compression fees, water disposal costs and appropriate COPAS charges. Severance and ad valorem rates were specified by state based on historical averages. Neither expenses nor investments were escalated. The cost of plugging and the salvage value of equipment have not been considered.

Black Hills owns 44.7% of the Newcastle Gas Processing Plant. Future revenues are earned on residue volumes available from the plant after processing gas supplied by production from Finn-Shurley, Jiggs-Thompson and Boggy Creek fields. Future residue volumes were estimated by application of historical plant residue volume percentages to future gas volumes expected to be processed at the plant. The volume of future gas to be processed at the plant was estimated by extrapolation of the historical decline of the gas into the plant to the estimated economic limit of profitable operation for the plant. The revenues and expenses associated with the plant are included in Table I - PDP and reflect only Black Hills' net ownership.

The proved reserve classifications conform to criteria of the Securities and Exchange Commission as defined in pages 3-4 of the Appendix. The reserves were estimated using a combination of the production performance, volumetric and analogy methods, in each case as we considered appropriate and necessary, under the circumstances, to establish the conclusions set forth herein. The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered and such changes could affect Black Hills' ability to recover the estimated reserves. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

Black Hills Exploration and Production, Inc. Interests
January 16, 2013

The reserve estimates were based on interpretations of factual data furnished by Black Hills. Production and pressure data comes from internal oil and gas measurement systems for operated properties, by well. Third party production is derived from state reports submitted by the operator for each well. Oil and gas price forecasts, operating expenses and ownership interests were supplied by Black Hills and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. An on-site inspection of these properties has not been made nor have the wells been tested by Cawley, Gillespie & Associates, Inc.

Our work-papers and related data are available for inspection and review by authorized parties. The professional qualifications of the technical person primarily responsible for the preparation of this report are included as an attachment to this letter.

Respectfully submitted,

/s/ Cawley, Gillespie & Assoc., Inc.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

JZM:rkf

Black Hills Exploration and Production, Inc. Interests
January 16, 2013

Professional Qualifications of J. Zane Meekins, P.E.:

Mr. Meekins has been practicing consulting petroleum engineering at CGA since 1989. Mr. Meekins is a Registered Professional Engineer in the State of Texas and has over 25 years of practical experience in petroleum engineering, with over 23 years experience in the estimation and evaluation of reserves. He graduated from Texas A&M University in 1987 with a BS in Petroleum Engineering. Mr. Meekins meets or exceeds the education, training, and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers; he is proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserves definitions and guidelines.

Cawley, Gillespie & Associates, Inc.
Petroleum Consultants
302 Fort Worth Club Building
306 West Seventh Street
Fort Worth, Texas 76102-4987
(817) 336-2461

January 16, 2013

Mr. Jon Luksch
Black Hills Exploration and Production, Inc.
1515 Wynkoop Street, Suite 500
Denver, Colorado 80202

Re:	Evaluation Summary
Black Hills Gas Resources, Inc. Interests
Proved Reserves
As of January 1, 2013
Dear Mr. Luksch:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to the Black Hills Gas Resources, Inc. (“Black Hills”) interests. It is our understanding that the proved reserves estimated in this report constitute 100 percent of all proved reserves owned by Black Hills.

Composite reserve estimates and economic forecasts for the proved reserves are presented in the attached tables and are summarized below:

			Proved
		Proved	Developed
		Developed	Non-	Total
		Producing	Producing	Proved
Net Reserves
Oil/Condensate	- Mbbl	15.5	0.0	15.5
Gas	- MMcf	24,852.6	457.6	25,310.3
Revenue
Oil/Condensate	- M$	1,352.2	0.0	1,352.2
Gas	- M$	47,662.6	855.8	48,518.3
Severance and
Ad Valorem Taxes	- M$	7,549.4	136.6	7,686.0
Operating Expenses	- M$	16,469.9	302.2	16,772.1
Investments	- M$	0.0	367.2	367.2
Operating Income (BFIT)	- M$	24,995.5	49.7	25,045.3
Discounted at 10.0%	- M$	15,777.9	--28.8	15,749.1

The discounted value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc.

Black Hills Gas Resources, Inc. Interests
January 16, 2013

The detailed forecasts of reserves and economics are presented in the attached tables. Tables I-Proved, I-PDP, and I-PDNP are summaries of the reserves and associated economics by reserve category. Under tabs by reserve category, these tables are then presented along with corresponding Table II's, which are summaries of the ultimate recovery, gross and net reserves, ownership, revenue, expenses, investments, net income and discounted cash flows for the individual wells in each Table I. These tables are sorted by state and then lease/well name. Page 1 of the Appendix explains the type of data in these tables. The methods employed in estimating reserves are described in page 2 of the Appendix.

The oil, condensate, gas and plant products prices utilized were average prices for the 12 months of 2012. The average was calculated using the posted first-day-of-the-month price for each month. The resulting hydrocarbon pricing of $2.76 per MMBtu of gas and $94.71 per barrel of oil/condensate was applied without escalation. Basis differentials, contractual differentials, heating value adjustments and transportation/processing/gathering fees were supplied by Black Hills and applied to these prices by producing area. The average adjusted product prices were $1.92 per Mcf and $87.52 per barrel. Deductions were applied to the net gas volumes for fuel and shrinkage.

Operating expenses were supplied by Black Hills and were accepted as furnished. Operating cost components include direct operating expenses, compression fees, water disposal costs and appropriate COPAS charges. Severance and ad valorem rates were specified by state based on historical averages. Neither expenses nor investments were escalated. The cost of plugging and the salvage value of equipment have not been considered.

The proved reserve classifications conform to criteria of the Securities and Exchange Commission as defined in pages 3-4 of the Appendix. The reserves were estimated using a combination of the production performance, volumetric and analogy methods, in each case as we considered appropriate and necessary, under the circumstances, to establish the conclusions set forth herein. The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered and such changes could affect Black Hills' ability to recover the estimated reserves. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The reserve estimates were based on interpretations of factual data furnished by Black Hills. Production and pressure data comes from internal oil and gas measurement systems for operated properties, by well. Third party production is derived from state reports submitted by the operator for each well. Oil and gas price forecasts, operating expenses and ownership interests were supplied by Black Hills and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. An on-site inspection of these properties has not been made nor have the wells been tested by Cawley, Gillespie & Associates, Inc.

Black Hills Gas Resources, Inc. Interests
January 16, 2013

Our work-papers and related data are available for inspection and review by authorized parties. The professional qualifications of the technical person primarily responsible for the preparation of this report are included as an attachment to this letter.

Respectfully submitted,

/s/ Cawley, Gillespie & Assoc., Inc.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

JZM:rkf

Black Hills Gas Resources, Inc. Interests
January 16, 2013

Professional Qualifications of J. Zane Meekins, P.E.:

Mr. Meekins has been practicing consulting petroleum engineering at CGA since 1989. Mr. Meekins is a Registered Professional Engineer in the State of Texas and has over 25 years of practical experience in petroleum engineering, with over 23 years experience in the estimation and evaluation of reserves. He graduated from Texas A&M University in 1987 with a BS in Petroleum Engineering. Mr. Meekins meets or exceeds the education, training, and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers; he is proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserves definitions and guidelines.

Cawley, Gillespie & Associates, Inc.
Petroleum Consultants
302 Fort Worth Club Building
306 West Seventh Street
Fort Worth, Texas 76102-4987
(817) 336-2461

January 16, 2013

Mr. Jon Luksch
Black Hills Exploration and Production, Inc.
1515 Wynkoop Street, Suite 500
Denver, Colorado 80202

Re:	Evaluation Summary
Black Hills Plateau Production, LLC Interests
Proved Reserves
As of January 1, 2013

Dear Mr. Luksch:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to the Black Hills Plateau Production, LLC (“Black Hills”) interests. It is our understanding that the proved reserves estimated in this report constitute 100 percent of all proved reserves owned by Black Hills.

Composite reserve estimates and economic forecasts for the proved reserves are presented in the attached tables and are summarized below:

			Proved
		Proved	Developed
		Developed	Non-	Total
		Producing	Producing	Proved
Net Reserves
Oil/Condensate	- Mbbl	7.0	0.0	7.0
Gas	- MMcf	11,813.5	336.9	12,150.4
Revenue
Oil/Condensate	- M$	662.1	0.0	662.1
Gas	- M$	29,959.0	576.1	30,535.0
Severance and
Ad Valorem Taxes	- M$	1,722.2	33.1	1,755.3
Operating Expenses	- M$	10,571.0	126.6	10,697.6
Investments	- M$	0.0	157.9	157.9
Operating Income (BFIT)	- M$	18,327.8	258.4	18,586.2
Discounted at 10.0%	- M$	10,964.1	82.4	11,046.5

The discounted value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc.

Black Hills Plateau Production, LLC Interests
January 16, 2013

The detailed forecasts of reserves and economics are presented in the attached tables. Tables I-Proved, I-PDP, and I-PDNP are summaries of the reserves and associated economics by reserve category. Under tabs by reserve category, these tables are then presented along with corresponding Table II's, which are summaries of the ultimate recovery, gross and net reserves, ownership, revenue, expenses, investments, net income and discounted cash flows for the individual wells in each Table I. These tables are sorted by state and then lease/well name. Page 1 of the Appendix explains the type of data in these tables. The methods employed in estimating reserves are described in page 2 of the Appendix.

The oil, condensate, gas and plant products prices utilized were average prices for the 12 months of 2012. The average was calculated using the posted first-day-of-the-month price for each month. The resulting hydrocarbon pricing of $2.76 per MMBtu of gas and $94.71 per barrel of oil/condensate was applied without escalation. Basis differentials, contractual differentials, heating value adjustments and transportation/processing/gathering fees were supplied by Black Hills and applied to these prices by producing area. The average adjusted gas price was $2.51 per Mcf. Deductions were applied to the net gas volumes for fuel and shrinkage.

Operating expenses were supplied by Black Hills and were accepted as furnished. Operating cost components include direct operating expenses, compression fees, water disposal costs and appropriate COPAS charges. Severance and ad valorem rates were specified by state based on historical averages. Neither expenses nor investments were escalated. The cost of plugging and the salvage value of equipment have not been considered.

The proved reserve classifications conform to criteria of the Securities and Exchange Commission as defined in pages 3-4 of the Appendix. The reserves were estimated using a combination of the production performance, volumetric and analogy methods, in each case as we considered appropriate and necessary, under the circumstances, to establish the conclusions set forth herein. The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered and such changes could affect Black Hills' ability to recover the estimated reserves. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The reserve estimates were based on interpretations of factual data furnished by Black Hills. Production and pressure data comes from internal oil and gas measurement systems for operated properties, by well. Third party production is derived from state reports submitted by the operator for each well. Oil and gas price forecasts, operating expenses and ownership interests were supplied by Black Hills and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. An on-site inspection of these properties has not been made nor have the wells been tested by Cawley, Gillespie & Associates, Inc.

Black Hills Plateau Production, LLC Interests
January 16, 2013

Our work-papers and related data are available for inspection and review by authorized parties. The professional qualifications of the technical person primarily responsible for the preparation of this report are included as an attachment to this letter.

Respectfully submitted,

/s/ Cawley, Gillespie & Assoc., Inc.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

JZM:rkf

Black Hills Plateau Production, LLC Interests
January 16, 2013

Professional Qualifications of J. Zane Meekins, P.E.:

Mr. Meekins has been practicing consulting petroleum engineering at CGA since 1989. Mr. Meekins is a Registered Professional Engineer in the State of Texas and has over 25 years of practical experience in petroleum engineering, with over 23 years experience in the estimation and evaluation of reserves. He graduated from Texas A&M University in 1987 with a BS in Petroleum Engineering. Mr. Meekins meets or exceeds the education, training, and experience requirements set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers; he is proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserves definitions and guidelines.